UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2014

Essex Rental Corp.
(Exact name of registrant as specified in charter)

Delaware	000-52459	20-5415048
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1110 Lake Cook Road, Suite 220, Buffalo Grove, Illinois	60089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847-215-6500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Coast Crane Revolving Credit Facility

On April 29, 2014, Coast Crane Company (“Coast Crane”), Coast Crane Ltd. (“Coast Crane Ltd.”), a wholly owned subsidiary of Coast Crane and CC Acquisition Holding Corp. (“CC Acquisition”), a wholly-owned subsidiary of Essex Rental Corp. and the direct parent of Coast Crane, entered into a Second Amendment (the “Second Amendment”) to the Second Amended and Restated Credit Agreement (the “Coast Crane Credit Agreement”) by and among Coast Crane, Coast Crane Ltd., CC Acquisition, General Electric Capital Corporation, as Agent for the several financial institutions from time to time party to the Coast Crane Restated Credit Agreement and for itself as a lender, PNC Bank National Association, Wells Fargo Bank, National Association and Capital One Leverage Finance Corp., as lenders, and the other persons party thereto that are designated as Credit Parties thereunder.

The purpose of the Second Amendment is to adjust the minimum fixed charge coverage ratio requirement to 0.88 to 1.00, 1.00 to 1.00 and 1.10 to 1.00 from 1.20 to 1.00, for the trailing twelve month periods ended April 30, 2014, May 31, 2014 and June 30, 2014, respectively. The minimum required fixed charge coverage ratio for the trailing twelve month periods ending July 31, 2014 and thereafter will remain 1.20 to 1.00. In addition, the Second Amendment waives any event of default arising from Coast Crane’s breach of the minimum 1.20 to 1.00 fixed charge coverage ratio requirement for the trailing twelve month period ended March 31, 2014, so long as the fixed charge coverage ratio for such period is at least equal to 1.00 to 1.00. Further, under the amendment, Coast Crane is required to achieve a minimum trailing twelve month EBITDA threshold as of the last day of the month of $7.70 million for March, 2014 through August, 2014; $7.85 million for September, 2014 through November, 2014; $8.00 million for December, 2014 through February, 2015; $8.15 million for March, 2015 through May, 2015; and $8.30 million for June, 2015 and thereafter. The complete description of all terms is provided in the full text of the Second Amendment, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1
Second Amendment to the Second Amended and Restated Credit Agreement (the “Second Amendment”), dated April 29, 2014, by and among Coast Crane Company, Coast Crane Ltd., CC Acquisition Holding Corp., General Electric Capital Corporation, as Agent for the several financial institutions from time to time party to the Second Amended and Restated Credit Agreement and for itself as a lender, PNC Bank National Association, Wells Fargo Bank, National Association and Capital One Leverage Finance Corp., as lenders, and the other persons party thereto that are designated as Credit Parties thereunder.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSEX RENTAL CORP.

Date: May 1, 2014	By:	/s/ Kory M. Glen
Name: Kory M. Glen
Title: Chief Financial Officer